================================================================================


                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           |__|

                            ----------------------

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

48 Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)               (Zip code)


                            ----------------------


                                  SALOMON INC
              (Exact name of obligor as specified in its charter)


Delaware                                               22-1660266
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)


Seven World Trade Center
New York, New York                                     10048
(Address of principal executive offices)               (Zip code)


                            ----------------------


                               Debt Securities
                      (Title of the indenture securities)


================================================================================

1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

- --------------------------------------------------------------------------------
                  Name                                        Address
- --------------------------------------------------------------------------------

     Superintendent of Banks of the State of      2 Rector Street, New York,
     New York                                     N.Y.  10006, and Albany, N.Y.
                                                  12203

     Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                  N.Y.  10045

     Federal Deposit Insurance Corporation        Washington, D.C.  20549

     New York Clearing House Association          New York, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affilia-tion.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement
          No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                     NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of August, 1994.


                                           THE BANK OF NEW YORK


                                           By: /s/ Walter N. Gitlin
                                              ---------------------------
                                              Name:  Walter N. Gitlin
                                              Title: Vice President

                                                                       Exhibit 7

- --------------------------------------------------------------------------------
                     Consolidated Report of Condition of

                             THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
                                                                    in Thousands
ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin............  $  2,964,207
    Interest-bearing balances.....................................       652,802
Securities:
    Held-to-maturity securities...................................     1,554,924
    Available-for-sale securities.................................     2,323,496
Federal funds sold in domestic
  offices of the bank.............................................       361,621
Loans and lease financing receivables:
    Loans and leases, net of unearned
      income........................................... 25,419,340
    LESS: Allowance for loan and lease
      losses...............................................736,749
    LESS: Allocated transfer risk
      reserve...............................................29,510
    Loans and leases, net of unearned income, allowance,
      and reserve.................................................    24,653,061
Assets held in trading accounts...................................     2,269,729
Premises and fixed assets (including capitalized leases)..........       649,048
Other real estate owned...........................................        63,724
Investments in unconsolidated subsidiaries and associated
  companies.......................................................       166,985
Customers' liability to this bank on acceptances outstanding......     1,068,405
Intangible assets.................................................        83,775
Other assets......................................................     1,519,064
                                                                    ------------
Total assets......................................................  $ 38,850,943
                                                                    ============

LIABILITIES
Deposits:
    In domestic offices.........................................  $ 19,552,324
      Noninterest-bearing..............................7,628,562
      Interest-bearing................................11,923,762
    In foreign offices, Edge and Agreement subsidiaries, and
     IBFs.......................................................     9,082,181
       Noninterest-bearing................................58,771
       Interest-bearing................................9,033,410
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
    Federal funds purchased.....................................     1,459,117
    Securities sold under agreements to repurchase..............        95,459
Demand notes issued to the U.S. Treasury........................       289,163
Trading liabilities.............................................       968,864
Other borrowed money:
    With original maturity of one year or less..................       996,720
    With original maturity of more than one year................        33,960
Bank's liability on acceptances executed and outstanding........     1,069,639
Subordinated notes and debentures...............................     1,064,780
Other liabilities...............................................     1,368,384
                                                                  ------------
Total liabilities...............................................    35,890,600
                                                                  ------------
EQUITY CAPITAL
Perpetual preferred stock and related surplus...................        75,000
Common stock....................................................       942,284
Surplus.........................................................       525,666
Undivided profits and capital reserves..........................     1,429,219
Net unrealized holding gains (losses) on available-for-sale
 securities.....................................................   (     6,246)
Cumulative foreign currency translation adjustments.............   (     5,560)
                                                                  ------------
Total equity capital............................................     2,960,343
                                                                  ------------
Total liabilities, limited-life preferred stock, and equity
 capital........................................................  $ 38,850,943
                                                                  ============

  I, Robert E. Kellman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                            Robert E. Kellman

  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.
                              ++
        Alan R. Griffith       +
        Thomas A. Ranyi        + +     Directors
        J. Carter Bacci        +
                              ++
- --------------------------------------------------------------------------------